EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-98239 on Form S-3 and Registration Statement Nos. 033-47073, 333-06061, 333-27561, 333-72715, 333-76697, 333-104490, 333-124503, 333-131466, 333-147397, 333-153925 and 333-154363 on Form S-8 of our reports dated November 25, 2008, relating to the financial statements and financial statement schedules of The Scotts Miracle—Gro Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans on September 30, 2007), and the effectiveness of The Scotts Miracle-Gro Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Scotts Miracle-Gro Company for the year ended September 30, 2008.
/s/ Deloitte & Touche LLP
Columbus, Ohio
November 25, 2008.